UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2019

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-38300	82-1273460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of principal executive offices)

(702) 323-7330
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01	Financial Statements and Exhibits

An unaudited pro forma consolidated and combined balance sheet of Cannae Holdings, Inc. (the “Company”) as of September 30, 2019 and unaudited pro forma consolidated and combined statement of operations of the Company for the nine months ended September 30, 2019 and the years ended December 31, 2018 and December 31, 2017 are filed as Exhibit 99.1 to this 8-K. The unaudited pro forma balance sheet as of September 30, 2019 gives effect to such disposition of T-System Holdings, LLC in connection with the Company's investment in a joint venture as described therein as if it had occurred on September 30, 2019. The unaudited pro forma statement of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 give effect to the disposition of T-System Holdings, LLC and the acquisition of a minority interest in The Dun & Bradstreet Corporation as described therein as if they had occurred on January 1, 2018. The unaudited pro forma statement of operations for the year ended December 31, 2017 gives effect to such disposition of T-System Holdings, LLC as if it had occurred on January 1, 2017. This unaudited pro forma consolidated and combined balance sheet and unaudited pro forma condensed and consolidated statement of operations are being filed herewith so that they can be incorporated by reference in the Company’s registration statement on Form S-3 to be filed on November 27, 2019.

(d) Exhibits

Exhibit	Description
99.1	Unaudited Pro Forma Financial Information of Cannae Holdings, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannae Holdings, Inc.
Date:	November 27, 2019	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary